UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934


Date of Report  (Date of the earliest event reported)  November 2, 2004


Lifetime Hoan Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)




1-19254					11-2682486
(Commission File Number)		(IRS Employer Identification
 No.)




One Merrick Avenue, Westbury, New York				   11590
(Address of principal executive offices)				(Zip Code)



Registrant's telephone number, including area code:	(516) 683-6000




			N/A
(Former name or former address, if changed since last report)


Item 5.02.  Appointment of Principal Officers

On November 2, 2004, the Board of Directors of Lifetime Hoan
Corporation elected Mr. Ronald Shiftan as Vice Chairman of the Board. Pursuant to this election, the consulting agreement between Mr. Ronald Shiftan and Lifetime Hoan Corporation, dated
October 1, 2002, has been terminated.

Mr. Shiftan's duties will include, but are not limited to, strategic planning for the Company, as well as planning for mergers and acquisitions and capital market transactions.

Mr. Shiftan's annual salary will be $396,000.
He will also be given an accountable auto allowance and will be eligible to participate in Company sponsored benefit programs.

Mr. Shiftan has been a consultant to the Company since 2002.
Prior thereto, Mr. Shiftan served as Deputy Executive Director of The Port Authority of New York & New Jersey from 1998 to 2002.
Mr. Shiftan is also a director of Rumson Fair Haven Bank &
Trust Co., the shares of which are traded on the NASDAQ
Bulletin Board (RFHB.OB).

An employment agreement between Mr. Ronald Shiftan and Lifetime Hoan Corporation has not yet been finalized as of the date of this filing.





Signature

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



				Lifetime Hoan Corporation

				By:  	/s/ Robert McNally
					Robert McNally
Vice President of Finance and
Chief Financial Officer


Date:  November 4, 2004